Exhibit 10.14

November 30, 2004

AAR CORP.
AAR Receivables Corporation II
1100 North Wood Dale Road
Wood Dale, IL 60191

Re:                               Amendment No. 3 to Purchase Agreement dated as of March 21, 2003 (this “Amendment”)

Gentlemen:

AAR Receivables Corporation II, an Illinois corporation (“Seller”), AAR CORP., a Delaware corporation in its individual capacity (in such capacity, “AAR”) and as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, “Servicer”), have entered into a certain Receivables Purchase Agreement dated as of March 21, 2003 (as heretofore amended or otherwise modified, the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement) with LaSalle Business Credit, LLC, a Delaware limited liability company (individually, “LaSalle”), as agent for itself and the Purchasers referred to below (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the financial institutions from time to time parties thereto as “Purchasers.”  Seller, Servicer, Agent and the Purchasers now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

In addition, AAR executed and delivered a certain Performance Guaranty dated as of March 21, 2003 (the “Performance Guaranty”), which Agent and Purchasers require to be reaffirmed as a condition to the effectiveness hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 1.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Seller may, by written request delivered to Agent not more than six (6) and not less than five (5) months prior to the Facility Termination Date and payment of a non-refundable fee of $50,000 to Agent, request that Agent and the Purchasers undertake a new credit review and analysis in contemplation of the extension of the Facility Termination Date, and Agent and the Purchasers agree to undertake such review and analysis and to use their best efforts to complete such review and analysis by no later than three (3) months prior to the Facility Termination Date.  Upon completion of such review and analysis, Agent and the Purchasers shall promptly notify Seller as to whether, in the sole discretion of Agent and the Purchasers, they are willing to extend the Facility Termination Date and the terms therefor.  Any such extension pursuant to this clause (c) shall thereupon become effective upon mutual agreement to such terms, the finalization and execution of any necessary documentation therefor, and the satisfaction of any other conditions to the effectiveness thereof pursuant to such documentation.  Notwithstanding anything contained herein to the contrary, (i) in no event shall Agent or any Purchaser have any obligation to agree to any such extension, all of which shall be at its sole discretion and (ii) no such extension shall be for a period in excess of 364 days from the effective date thereof.”

2.             Exhibit 1 of the Agreement is hereby amended by amending and restating in their entirety the existing definitions of “Concentration Percentage,” “Contra Adjustment,” “Excess Concentration,” “Facility Termination Date,” “Group A Obligor,” “Group B Obligor,” “Group C Obligor,” “Group D Obligor,” “Group E Obligor” and “Purchase Limit” set forth therein to read as follows:

“‘Concentration Percentage’ means: (a) for any Group A Obligor, 25%, (b) for any Group B Obligor, 25%, (c) for any Group C Obligor, 15%, (d) for any Group D Obligor, 5% and (e) for Permitted Government Receivables, as a class, 35%.”

“‘Contra Adjustment’ means an amount equal to 3% of the Outstanding Balance of Eligible Receivables in the Receivables Pool.”

“‘Excess Concentration’ means, at any time, the sum of (X) the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor (other than a Group E Obligor) then in the Receivables Pool exceeds an amount equal to the product of (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (Y) the sum of the amounts by the which the Outstanding Balance of Eligible Receivables of each Group E Obligor exceeds (a) the lesser of (i) $500,000, or (ii) the amount of Eligible Receivables of such Group E Obligor as exists as of the Third Amendment Effective Date or (b) such greater or lesser dollar limitation as may be expressly designated in writing by Agent from time to time in its sole discretion.”

“‘Facility Termination Date’ means the earlier to occur of (a) March 21, 2006, (b) the occurrence or declaration of the “Facility Termination Date” pursuant to Section 2.2 of the Agreement and (c) the date the Purchase Limit is terminated or permanently reduced to zero pursuant to Section 1.1(b) of the Agreement.”

“‘Group A Obligor’ means any Obligor (other than a Governmental Authority or a Group E Obligor) with a short-term rating of at least: (a) “A-1” by Standard &

Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and unenhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and unenhanced debt securities.”

“‘Group B Obligor’ means an Obligor (other than a Governmental Authority or a Group E Obligor), not a Group A Obligor with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and unenhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and unenhanced debt securities.”

“‘Group C Obligor’ means an Obligor (other than a Governmental Authority or a Group E Obligor), not a Group A Obligor, a Group B Obligor with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and unenhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and unenhanced debt securities.”

“‘Group D Obligor’ means any Obligor that is not a Group A Obligor, Group B Obligor, Group C Obligor, Group E Obligor or Governmental Authority.”

“‘Group E Obligor’ means, any Obligor (a) which has a short-term rating or a rating on its long-term senior unsecured and unenhanced debt securities by Standard & Poor’s or by Moody’s and such rating is at a level below that required to qualify as a Group A Obligor, Group B Obligor, or Group C Obligor; or (b) whose short-term rating or rating on its long-term senior unsecured and unenhanced debt securities has been placed on credit watch by Standard & Poor’s or by Moody’s for downgrade to a level below that required to qualify as a Group A Obligor, Group B Obligor, or Group C Obligor; or (c) whose short-term rating or rating on its long-term senior unsecured and unenhanced debt securities has been withdrawn by Standard & Poor’s or by Moody’s.”

“‘Purchase Limit’ means $50,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.”

3.             Exhibit 1 of the Agreement is hereby further amended by adding a new definition of “Amendment No. 3 Effective Date” to read as follows:

“‘Third Amendment Effective Date’ means November 30, 2004.”

4.             In connection with the deletion of the requirement by the Agent and the Purchasers that the Sellers maintain credit insurance policies with respect to the Permitted Foreign Receivables, the Agreement is hereby amended as follows:

4.1.          Section 3.1(xxi) of the Agreement is hereby deleted in its entirety and is replaced by “(xxi) [Reserved].”;

4.2.          The definition of “Obligor” set forth in Exhibit 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable; it being agreed that any Person and its Affiliates shall be deemed to be one and the same Obligor for all purposes hereunder.”

4.3.          The definition of “Permitted Foreign Receivable” is hereby amended to delete clause (iv) thereof in its entirety.

4.4.          The definitions of both “Qualified Insurer” and “Qualified Policy” are hereby deleted and all references thereto in the Agreement and the other Transaction Documents shall be deemed of no force or effect.

4.5.          Clause (d) of the definition of “Related Security” is hereby amended and restated in its entirety to read as follows:

“(d)         all of the Seller’s and the relevant Originator’s rights, interests and claims under the Contracts and all guaranties, letters of credit, indemnities, insurance (including credit insurance on any Pool Receivable) and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise,”; and

4.6.          Clause (x) of Exhibit IV is hereby deleted in its entirety and is replaced by “(x) [Reserved].”

5.             All references in the Agreement to Schedule VII to the Agreement shall be deemed to be references to Schedule VII in the form attached hereto and made a part hereof.

6.             Reaffirmations and Representations:

6.1.          AAR expressly reaffirms, ratifies and assumes all of its obligations and liabilities to Agent as set forth in the Performance Guaranty.  AAR further agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, obligations and covenants contained in the Performance Guaranty, in so far as such obligations and liabilities may be modified by this Amendment, as though such Performance Guaranty were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date.

6.2.          Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement, the Exhibits thereto and other Transaction Documents are hereby reaffirmed, ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Seller and Servicer expressly ratify, confirm and reaffirm without condition, all liens and security interests granted to Agent pursuant to the Agreement and the other Transaction Documents and to all extensions, renewals, refinancings, amendments or modifications of any of the foregoing.

6.3.          In addition to the representations and warranties made by the Seller, Servicer and AAR pursuant to the Agreement and the other Transaction Documents, the Seller and AAR each hereby represents and warrants to the Agent and the Purchasers that (i) they have continued to operate their business and conduct their operations in compliance with the terms of the Agreement (including, without limitation, the requirements of clause 2 of Exhibit IV and Exhibit VI) and (ii) all of the facts and assumptions set forth in the opinion of Schiff Hardin & Waite, counsel to the Seller and AAR, dated as of March 21, 2003 concerning “true sale” and substantive consolidation matters continue to be true, complete and correct as of the effective date of this Amendment.

7.             The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Agent):

7.1.          Agent shall have received (a) fully executed copies of this Amendment executed by all parties hereto, (b) fully executed copies of that certain Fee Letter (the “Fee Letter”) dated as of the date hereof by and among all of the parties hereto executed by all of the parties thereto, and (c) each of the other documents set forth on the List of Closing Documents set forth on Annex A attached hereto, in each case, executed where applicable by each of the parties thereto and in all cases, in form and substance satisfactory to Agent;

7.2.          All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent;

7.3.          The representations and warranties set forth herein and in the Agreement are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof;

7.4.          No event has occurred, is continuing or would result herefrom that constitutes (a) a Termination Event or (b) an Unmatured Termination Event; and

7.5.          Agent shall have received payment by Seller and Servicer of all fees arising under or referenced in the Fee Letter and payable on or prior to the date hereof.

8.             This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signatory page.

9.             This Amendment shall be construed in accordance with and governed by the internal laws (as distinguished from the conflicts of law provisions) of the State of Illinois.

10.           Seller and Servicer hereby jointly and severally agree to reimburse Agent for all of its out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

LASALLE BUSINESS CREDIT, LLC, as the
sole Purchaser and as Agent

By	/s/John Mostofi
Title	Senior Vice President

ACKNOWLEDGED AND AGREED TO
as of the date and year first above written

AAR RECEIVABLES CORPORATION II, as Seller

By:	/s/ Timothy J. Romenesko
Title:	Vice President & Treasurer

AAR CORP., as Servicer and
Performance Guarantor

By:	/s/ Timothy J. Romenekso
Title:	Vice President & Chief Financial Officer

SCHEDULE VII

PERMITTED FOREGIN OBLIGORS (referenced in Permitted Foreign Receivables definition)

Home Office Number	Home Office Name_name
6AAR617	HAECO
A630	VARIG BRAZILIAN AIRLINES
A2040	AIR NEW ZEALAND
B5020	ALLISON ENGINE COMPANY (ROLLS ROYCE)
8AAR174	SRI LANKA AIR
AR10117	VIETNAM AIRLINES CORP.
9AAR811	MIP FAHRZEUGBAU AND DIENSTLEIS
A2466	FAR EASTERN AIR TRANSPORT
B6180	VOLVO AERO SERVICES
4AAR687	AIR CHINA
6AAR296	CEBU AIR INC.
AAR5065	KBK INC
K24910	STANDARD AERO ENGINE LTD.
L32835	GAMCO
A1610	ALITALIA AIRLINES
A2360	IBERIA A/L OF SPAIN
A8270	WIDEROE'S FLYVESELSKAP AS
A1510	INDIAN AIRLINES
9AAR578	CAN JET
A2462	CHINA AIRLINES
A2440	SWISSAIR SR TECHNICS LTD
A1740	KOREAN AIRLINES
L32360	ST AEROSPACE ENGINES PTE LTD
A1140	FINNAIR
L29640	MTU MAINTENANCE
1AAR116	JAS AIRCRAFT CORP
A1160	AIR FRANCE
A1230	LUFTHANSA
A2010	KLM
5AAR395	BOMBARDIER SERVICE CORP
B5380	FIAT AVIO SPA
A1660	JAPAN A/L
A1930	MEXICANA
B5980	FOKKER B.V.
B5300	ISRAEL AIRCRAFT INDUSTRIES
AAR1943	AIR ATLANTA ICELANDIC
A1500	AIR INDIA LTD
7AAR883	EAGLE SERVICES ASIA PTE
A1920	AEROMEXICO
A1840	MALAYSIAN AIRLINE SYSTEMS